UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2016

Station Casinos LLC	Red Rock Resorts, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Nevada	000-54193	27-3312261	Delaware	001-37754	47-5081182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement

On June 8, 2016, Station Casinos LLC (the “Company”) entered into a new credit agreement (“New Credit Facility”) consisting of a term loan A facility with an outstanding principal amount of $225 million (“Term A Facility”), a term loan B facility with an outstanding principal amount of $1.5 billion (“Term B Facility”) and a revolving credit facility with $685 million of borrowing availability. The revolving credit facility was undrawn as of the closing date of the New Credit Facility. The Company’s obligations under the Term A Facility and the revolving credit facility will mature on June 8, 2021. The Company’s obligations under the Term B Facility will mature on June 8, 2023.  The Company will be required to make quarterly principal payments in an amount equal to $2,812,500 on the Term A Facility and $3,750,000 on the Term B Facility, in each case on the last day of each fiscal quarter beginning on September 30, 2016.  In addition, the Company will be required to make mandatory payments of amounts outstanding under the New Credit Facility with the proceeds of certain casualty events, debt issuances, asset sales and equity issuances and, depending on its consolidated total leverage ratio, the Company may be required to apply a portion of its excess cash flow to repay amounts outstanding under the New Credit Facility.

The Term A Facility and debt incurred under the revolving credit facility will bear interest at a rate per annum equal, at the Company’s option, to either (i) LIBOR plus an amount ranging from 1.75% to 2.75%, or (ii) an alternate base rate plus an amount ranging from 0.75% up to 1.75%, depending on the Company’s consolidated total leverage ratio.  The Term B Facility will bear interest at a rate per annum equal, at the Company’s option, to either (i) LIBOR plus 3.00%, or (ii) an alternate base rate plus 2.00%.  The initial margin applicable to the Term A Facility and revolving credit facility for LIBOR loans and alternate base rate loans is expected to be 2.50% and 1.50%, respectively.

Borrowings under the New Credit Facility are guaranteed by all of the Company’s existing and future material restricted subsidiaries and are secured by pledges of all of the equity interests in the Company and its material restricted subsidiaries, a security interest in substantially all of the personal property of the Company and the subsidiary guarantors, and mortgages on the real property and improvements owned or leased by certain of the Company’s subsidiaries.

The New Credit Facility contains a number of customary covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability and the ability of the subsidiary guarantors to incur debt; create a lien on collateral; engage in mergers, consolidations or asset dispositions; pay dividends or make distributions; make investments, loans or advances; engage in certain transactions with affiliates or subsidiaries; or modify their lines of business.

The New Credit Facility also includes certain financial covenants, including the requirements that the Company maintain throughout the term of the New Credit Facility and measured as of the end of each fiscal quarter, a maximum consolidated total leverage ratio of not more than 6.50 to 1.00 for the period beginning with the fiscal quarter ending September 30, 2016 and ending with the fiscal quarter ending June 30, 2017, 6.25 to 1.00 for the period beginning with the fiscal quarter ending September 30, 2017 and ending with the fiscal quarter ending September 30, 2018, 5.75 to 1.00 for the period beginning with the fiscal quarter ending December 31, 2018 and ending with the fiscal quarter ending March 31, 2019, 5.50 to 1.00 for the period beginning with the fiscal quarter ending June 30, 2019 and ending with the fiscal quarter ending December 31, 2019 and 5.25 to 1.00 thereafter.  The Company will also be required to maintain an interest coverage ratio in an amount not less than 2.50 to 1.00 measured on the last day of each fiscal quarter beginning with the quarter ending September 30, 2016.  A breach of the financial ratio covenants shall only become an event of default under the Term B Facility if the lenders providing the Term A Facility and the revolving credit facility take certain affirmative actions after the occurrence of a default of such financial ratio covenants.

The New Credit Facility contains a number of customary events of default, including, among others, for the non-payment of principal, interest or other amounts; the inaccuracy of certain representations and warranties; the failure to perform or observe certain covenants; a cross-default to other indebtedness of the Company with a principal amount in excess of $75 million; certain events of bankruptcy or insolvency; certain ERISA events; the invalidity of certain loan documents; certain changes of control; and certain material adverse changes. If any event of default occurs, the lenders under the New Credit Facility would be entitled to take various actions, including accelerating amounts due thereunder and taking all actions permitted to be taken by a secured creditor.

The foregoing description is qualified in its entirety by reference to the full text of the credit agreement governing the New Credit Facility, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02.                                        Termination of a Material Definitive Agreement

On June 8, 2016, the Company terminated the Credit Agreement dated as of March 1, 2013 (as amended and otherwise modified prior to the date hereof), by and among the Company, the financial institutions from time to time named therein, and Deutsche Bank AG Cayman Islands Branch, as Administrative Agent, and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01.                                        Other Events

On June 6, 2016, CV Propco, LLC, a subsidiary of the Company (“CV Propco”), notified the lenders of its request to exercise its option to extend the maturity date from June 17, 2016 to June 17, 2017 under that certain Amended and Restated Credit Agreement dated as of June 16, 2011 by and among CV Propco, NP Tropicana LLC, NP Landco Holdco LLC, and the lenders party thereto (the “Landco Credit Agreement”).  In connection with the extension of the maturity date, CV Propco will pay interest accruing during the extension period on account of the indebtedness incurred under the Landco Credit Agreement in cash under the terms and conditions set forth therein.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description
10.1	Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 8, 2016

Station Casinos LLC		Red Rock Resorts, Inc.

By:	/s/ Marc J. Falcone	By:	/s/ Marc J. Falcone
	Marc J. Falcone		Marc J. Falcone
	Executive Vice President, Chief Financial Officer and Treasurer		Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement